Exhibit (a)(1)(E)

Offer to Purchase for Cash for an Aggregate Purchase Price of Not More Than $50,000,000 by

Barings BDC, Inc.

of its Shares of Common Stock at a Purchase Price

Not Greater Than $11.72 or Less Than $10.20 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 6, 2018, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

August 7, 2018

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated August 7, 2018 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by Barings BDC, Inc., an externally managed, non-diversified, closed-end management investment company incorporated in Maryland that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Company”), to purchase for cash up to $50,000,000 of its shares of common stock, par value $0.001 per share (the “Shares”), at a price specified by the tendering stockholders of not greater than $11.72 or less than $10.20 per Share, net to the seller in cash, less any applicable withholding taxes and without interest. As of August 2, 2018, the net asset value per Share was estimated to be $11.72.

We are the holder of record of Shares held for your benefit and account. As such, we are the only ones who can tender your Shares pursuant to your instructions. The Letter of Transmittal and the other Offer materials are furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

The Company will determine the single per Share purchase price (the “Purchase Price”) within the specified range that will allow it to purchase a number of Shares having an aggregate purchase price of $50,000,000, or a lower amount depending on the number of Shares properly tendered and not properly withdrawn pursuant to the Offer. All Shares acquired in the Offer will be acquired at the same Purchase Price regardless of whether the stockholder tendered at a lower price, and the Company will only purchase Shares tendered at prices equal to or below the Purchase Price. As described in the Offer to Purchase, if the conditions of the Offer have been satisfied or waived and Shares having an aggregate purchase price of less than $50,000,000 are properly tendered and not properly withdrawn prior to the Expiration Time, the Company will buy all Shares properly tendered Shares that are not withdrawn.

If the conditions to the Offer have been satisfied or waived and Shares having an aggregate purchase price in excess of $50,000,000, measured at the maximum price at which such Shares were validly tendered, have been properly tendered and not properly withdrawn prior to the Expiration Time, the Company will purchase Shares:

◾

first, from all stockholders of “odd lots” (persons who own fewer than 100 Shares) who properly tender all of their Shares at or below the Purchase Price and do not properly withdraw them prior to the Expiration Time;

◾

second, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, on a pro rata basis from all other stockholders who properly tender Shares at or below the Purchase Price and do not properly withdraw them before the expiration of the Offer; and

◾

third, if necessary to permit us to purchase Shares having an aggregate purchase price of $50,000,000 (or such greater amount as we may elect to purchase, subject to applicable law), from holders who have tendered Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, holders whose Shares are conditionally tendered must have properly tendered all of their Shares and not properly withdrawn them prior to the Expiration Time. See Sections 4 and 6 of the Offer to Purchase.

Shares tendered and not purchased because they were tendered at a price greater than the Purchase Price or because of proration or conditional tenders will be returned, at the Company’s expense, to the stockholders who tendered such Shares promptly after the Expiration Time. The Company also expressly reserves the right, in its sole discretion, to purchase additional Shares subject to applicable legal and regulatory requirements. See Section 1 of the Offer to Purchase.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	The Offer expires at 5:00 p.m., New York City time, on September 6, 2018 unless the Offer is extended or withdrawn by the Company.

2.

The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain conditions set forth in the Offer to Purchase. See Section 7 of the Offer to Purchase.

3.

The Offer is for Shares with an aggregate purchase price of up to $50,000,000. Assuming the Offer is fully subscribed at the minimum Purchase Price of $10.20 per Share, the number of Shares that we could purchase pursuant to the Offer is approximately 4,901,960, which would represent approximately 8.7% of the issued and outstanding Shares as of August 6, 2018. Assuming the Offer is fully subscribed at the maximum Purchase Price of $11.72 per Share, the number of Shares that we could purchase pursuant to the Offer is approximately 4,266,211, which would represent approximately 7.6% of the issued and outstanding Shares as of August 6, 2018.

4.

Tendering stockholders who are registered stockholders or who tender their Shares directly to Computershare Trust Company, N.A., the Depositary, will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees or, except as set forth in the Offer to Purchase and the related Letter of Transmittal, stock transfer taxes on the Company’s purchase of Shares pursuant to the Offer.

5.

If you hold beneficially or of record an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares before the Expiration Time at or below the Purchase Price and check the box captioned “Odd Lots” on the attached Instruction Form, the Company will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price and not properly withdrawn pursuant to the Offer.

6.

If you wish to condition your tender upon the purchase of all Shares tendered or upon the Company’s purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender all or any portion of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on September 6, 2018, unless the Offer is extended or withdrawn.

The Offer is being made solely pursuant to the Offer to Purchase and the Letter of Transmittal and is being made to all holders of the Shares. The Company is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, the Company will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, the Company cannot comply with the state statute, the Company will not make the Offer to, nor will the Company accept tenders from or on behalf of, the holders of Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by the Dealer Manager (as described in Section 17 of the Offer to Purchase) or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

ALTHOUGH THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF THE COMPANY’S BOARD OF DIRECTORS, THE ADVISOR, THE DEALER MANAGER, THE DEPOSITARY, THE INFORMATION AGENT (EACH AS DEFINED IN THE OFFER TO PURCHASE), OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

Enclosures

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash

For an Aggregate Purchase Price of Not More Than $50,000,000

by

Barings BDC, Inc.

of

its Shares of Common Stock

at a Purchase Price Not Greater Than $11.72

or Less Than $10.20 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 7, 2018 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), by Barings BDC, Inc., an externally managed, non-diversified, closed-end management investment company incorporated in Maryland that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Company”), to purchase for cash for an aggregate purchase price of not more than $50,000,000 in the Company’s shares of Common Stock, par value $0.001 per share (the “Shares”), at a price specified by the tendering stockholders of not greater than $11.72 or less than $10.20 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase and the Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

NUMBER OF SHARES BEING TENDERED HEREBY:              SHARES*

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

(1)	SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 5)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER,” the undersigned tenders Shares at the price checked. This action could result in none of the Shares tendered hereby being purchased if the Purchase Price determined by the Company in accordance with the terms of the offer is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH TENDER. The same Shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $10.20	☐ $10.32	☐ $10.42	☐ $10.52	☐ $10.62	☐ $10.72	☐ $10.82	☐ $10.92
☐ $11.02	☐ $11.12	☐ $11.22	☐ $11.32	☐ $11.42	☐ $11.52	☐ $11.62	☐ $11.72

-OR-

(2)	SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER (SEE INSTRUCTION 5)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER,” the undersigned tenders Shares at the Purchase Price, as shall be determined by the Company in accordance with the terms of the Offer. For purposes of determining the Purchase Price, those Shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the Offer will be deemed to be tendered at the minimum price of $10.20 per Share.

☐

The undersigned wants to maximize the chance of having the Company purchase Shares the undersigned is tendering (subject to the proration and priority provisions of the Offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders Shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $10.20 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

NOTE: SIGNATURES MUST BE PROVIDED BELOW PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

ODD LOTS (See Instruction 6)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered.

CONDITIONAL TENDER

(See Instruction 14)

A tendering stockholder may condition his, her or its tender of Shares upon the Company purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares that you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased if any are purchased, and each stockholder is urged to consult his, her or its own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased, if any are purchased, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his, her or its Shares and checked the box below:

☐	The tendered Shares represent all Shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

SIGN HERE

Signature(s) Dated: , 2018 Please type or print: (Name(s) of Stockholders) (Address(es)) (Zip Code(s)) (Area Code(s) and Telephone No(s).) (Taxpayer ID No(s). or Social Security No(s).)

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